UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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First Citizens BancShares, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Post Office Box 27131

Raleigh, North Carolina 27611-7131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of shareholders of First Citizens BancShares, Inc. will be held in the main office of First-Citizens Bank & Trust Company located at 239 Fayetteville Street Mall, Raleigh, North Carolina, at 1:00 p.m. on Monday, April 26, 2004.

The purposes of the meeting are:

1.	Election of Directors: To elect 22 directors for one-year terms; and

2.	Other Business: To transact any other business properly presented for action at the Annual Meeting.

You are invited to attend the Annual Meeting in person. However, even if you plan to attend, we ask that you complete, sign and date the enclosed appointment of proxy and return it to us as soon as you can in the enclosed envelope. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign an appointment of proxy, you may still revoke it later or attend the Annual Meeting and vote in person.

This notice and the enclosed Proxy Statement and form of appointment of proxy are being mailed to our shareholders on or about March 22, 2004.

By Order of the Board of Directors

Alexander G. MacFadyen, Jr.

Secretary

Post Office Box 27131

Raleigh, North Carolina 27611-7131

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General

This Proxy Statement is dated March 22, 2004, and is being furnished to our shareholders in connection with our solicitation of appointments of proxy in the enclosed form for use at the 2004 Annual Meeting of our shareholders and at any adjournments of the meeting. The Annual Meeting will be held at the main office of First-Citizens Bank & Trust Company located at 239 Fayetteville Street Mall, Raleigh, North Carolina, at 1:00 p.m. on Monday, April 26, 2004.

In this Proxy Statement, the terms “you,” “your” and similar terms refer to the shareholder receiving it. The terms “we,” “us,” “our” and similar terms refer to First Citizens BancShares, Inc. “FCB” and “IronStone” refer to our banking subsidiaries, First-Citizens Bank & Trust Company and IronStone Bank, and “the Banks” refers to our bank subsidiaries collectively.

Solicitation and Voting of Proxies

A form of “appointment of proxy” is included with this Proxy Statement that provides for you to name George H. Broadrick, Lewis R. Holding, Frank B. Holding, James B. Hyler, Jr., Frank B. Holding, Jr., Lewis T. Nunnelee II, and David L. Ward, Jr. to act as your “Proxies” and vote your shares at the Annual Meeting. We ask that you sign and date an appointment of proxy and return it to us in the enclosed envelope so that your shares will be represented at the meeting.

If you sign an appointment of proxy and return it to us before the Annual Meeting, the shares of our voting securities you hold of record will be voted by the Proxies according to your instructions. If you sign and return an appointment of proxy but do not give any voting instructions, then your shares will be voted by the Proxies “FOR” the election of each of the 22 nominees for director named in Proposal 1 below. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by our shareholders, the Proxies will be authorized to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting, including adjournments.

Revocation of Appointment of Proxy

If you sign and return an appointment of proxy, you can revoke it at any time before the voting takes place at the Annual Meeting either by filing with our Secretary a written instrument revoking it or an executed appointment of proxy dated as of a later date, or by attending the Annual Meeting and announcing your intention to vote in person.

Expenses and Method of Solicitation

We will pay all costs of our solicitation of appointments of proxy for the Annual Meeting, including costs of preparing and mailing this Proxy Statement. In addition to solicitation by mail, the Banks’ and our directors, officers and employees may solicit appointments of proxy, personally or by telephone, without additional compensation.

Record Date

The close of business on March 11, 2004, is the “Record Date” for determining which shareholders are entitled to receive notice of and to vote at the Annual Meeting. You must have been a record holder of our common stock on that date in order to be eligible to vote at the meeting.

Voting Securities

Our voting securities are the 8,758,670 shares of Class A Common Stock (“Class A Common”) and 1,677,675 shares of Class B Common Stock (“Class B Common”) that were outstanding on the Record Date. You may cast one vote for each share of Class A Common and 16 votes for each share of Class B Common you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting.

Voting Procedures; Votes Required for Approval

Our directors are elected by a plurality of the votes cast in elections. So, in the election of directors at the Annual Meeting, the 22 nominees receiving the highest numbers of votes will be elected. Abstentions and broker non-votes will have no effect in the voting for directors, but they will have the same effect as votes against any other matter voted on by our shareholders at the Annual Meeting. You may not vote cumulatively in the election of directors.

Beneficial Ownership of Voting Securities

Principal Shareholders.    The following table describes the beneficial ownership of our Common Stock on the Record Date by persons known by us to own, beneficially or of record, 5% or more of either class of our stock:

	Beneficial Ownership
	Class A Common			Class B Common
Name and address of beneficial owner	Number of shares (1)		Percentage of class (2)	Number of shares (1)		Percentage of class (2)	Percentage of total votes (2)
Carson H. Brice Raleigh, NC	52,266	(3)	.60%	100,985	(3)	6.02%	4.69%
Claire H. Bristow Columbia, SC	52,687	(3)	.60%	100,812	(3)	6.01%	4.68%
Hope H. Connell Raleigh, NC	58,068	(4)	66%	110,877	(4)	6.61%	5.15%
Frank B. Holding Smithfield, NC	2,525,933	(5)	28.84%	655,688	(5)	39.08%	36.56%
Frank B. Holding, Jr. Raleigh, NC	73,909	(3)	84%	134,484	(3)	8.02%	6.25%
Lewis R. Holding Lyford Cay, Bahamas	1,378,593	(6)	15.74%	205,161	(6)	12.23%	13.09%
Olivia B. Holding Raleigh, NC	57,602	(3)	0.66%	105,340	(3)	6.28%	4.90%
North State Trustees Charlotte, NC	416,840	(7)	4.76%	529,659	(7)	31.57%	24.98%

(1)	Except as otherwise noted, and to the best of our knowledge, each named individual exercises sole voting and investment power with respect to all listed shares. Certain of the named individuals may be considered to exercise shared voting and investment power with respect to certain of the listed shares held jointly, by family members or other persons, or by corporations or other entities that they may be deemed to control, as follows: Mrs. Brice—5,200 shares of Class A Common and 1,250 shares of Class B Common; Mrs. Bristow—5,410 shares of Class A Common and 1,250 shares of Class B Common; Mrs. Connell—24,165 shares of Class A Common and 3,125 shares of Class B Common; Mr. F. Holding—504,057 shares of Class A Common and 106,315 shares of Class B Common; Mr. F. Holding, Jr.—5,400 shares of Class A Common and 1,225 shares of Class B Common; Mr. L. Holding—486,172 shares of Class A Common and 106,544 shares of Class B Common; and Ms. O. Holding—13,202 shares of Class A Common and 2,450 shares of Class B. Certain of the named individuals disclaim beneficial ownership of the following numbers of listed shares that are held by or for family members or other persons: Mrs. Bristow—1,645 shares of Class A Common and 25,910 shares of Class B Common; Mrs. Connell—3,846 shares of Class A Common and 16,893 shares of Class B Common; Mr. F. Holding—389,053 shares of Class A Common and 549,373 shares of Class B Common; Mr. F. Holding, Jr.—5,500 shares of Class A Common and 650 shares of Class B Common; Mr. L. Holding—196,892 shares of Class A Common and 72,365 shares of Class B Common.

(2)	“Percentage of class” reflects the listed shares as a percentage of the total number of outstanding shares of that class of stock. “Percentage of total votes” reflects the aggregate votes represented by the listed shares of both classes as a percentage of the aggregate votes represented by all outstanding shares of our voting securities.
(3)	All listed shares also are shown as beneficially owned by Frank B. Holding.
(4)	Includes an aggregate of 39,223 shares of Class A Common and 108,977 shares of Class B Common that also are shown as beneficially owned by Frank B. Holding, and an aggregate of 18,845 shares of Class A Common and 1,900 shares of Class B Common that also are shown as beneficially owned by Lewis R. Holding.
(5)	Includes an aggregate of 467,327 shares of Class A Common and 104,644 shares of Class B Common that also are shown as beneficially owned by Lewis R. Holding, and an aggregate of 267,585 shares of Class A Common and 549,373 shares of Class B Common that also are shown as beneficially owned by Mr. Holding’s adult children listed individually in the table.
(6)	Includes an aggregate of 467,327 shares of Class A Common and 104,644 shares of Class B Common that also are shown as beneficially owned by Frank B. Holding, an aggregate of 18,845 shares of Class A Common and 1,900 shares of Class B Common that also are shown as beneficially owned by Hope H. Connell, and an aggregate of 122,800 shares of Class A Common and 59,759 shares of Class B Common that also are shown as beneficially owned by North State Trustees.
(7)	Includes 294,040 shares of Class A Common and 469,900 shares of Class B Common held by North State Trustees—1990, 110,400 shares of Class A Common and 56,659 shares of Class B Common held by North State Trustees—1979, and 12,400 shares of Class A Common and 3,100 shares of Class B Common held by North State Trustees—1976, each of which trusts is for the benefit of Carmen Holding Ames, adult daughter of Lewis R. Holding. The six trustees for the three trusts, who may be deemed to have shared voting and investment power as to such shares, are George H. Broadrick, Carolyn S. Holding, John R. Jordan, Jr., C. Ronald Scheeler, David L. Ward, Jr., and James A. Weathers. Includes an aggregate of 122,800 shares of Class A Common and 59,759 shares of Class B Common that also are shown as beneficially owned by Lewis R. Holding.

Management.    The following table describes the beneficial ownership of our Common Stock on the Record Date by our current directors, nominees for election as directors, and certain of our executive officers, individually, and by all of our current directors and executive officers as a group.

	Beneficial Ownership
	Class A Common			Class B Common
Name of beneficial owner	Number of shares (1)		Percentage of class (2)	Number of shares (1)		Percentage of class (2)	Percentage of total votes (2)
John M. Alexander, Jr.	727.01%			68		*	*
Carmen Holding Ames	147,929	(3)	1.69%	60,340	(3)	3.60%	3.13%
Victor E. Bell III	17,751.20%			4,925.29%			.27%
George H. Broadrick	61,347.70%			2,500.15%			.29%
H. M. Craig III	400		*	-0-		—	*
H. Lee Durham, Jr.	100		*	-0-		—	*
Lewis M. Fetterman	12,955.15%			2,750.16%			.16%
Frank B. Holding	2,525,933	(4)	28.84%	655,688	(4)	39.08%	36.56%
Frank B. Holding, Jr.	73,909	(5)	.84%	134,484	(5)	8.02%	6.25%
Lewis R. Holding	1,378,593	(6)	15.74%	205,161	(6)	12.23%	13.09%
Charles B. C. Holt	2,431.03%			-0-		—	*
James B. Hyler, Jr.	3,866.04%			100.01%			.02%
Gale D. Johnson	481.01%			50		*	*
Freeman R. Jones	4,000.05%			250.01%			.02%
Lucius S. Jones	1,000.01%			-0-		—	*
Joseph T. Maloney, Jr.	13,452.15%			5,400.32%			.28%
Robert T. Newcomb	300		*	-0-		—	*
Lewis T. Nunnelee II	600.01%			450.03%			.02%
James M. Parker	342		*	-0-		—	*
C. Ronald Scheeler	100		*	-0-		—	*
Ralph K. Shelton	100		*	-0-		—	*
R. C. Soles, Jr.	15,138.17%			-0-		—	.04%
David L. Ward, Jr.	18,350.21%			8,388.50%			.43%
All directors and executive officers as a group (33 persons)	3,594,457	(7)	41.04%	781,236	(7)	46.57%	45.21%

(1)	Except as otherwise noted, and to the best of our knowledge, individuals named and included in the group exercise sole voting and investment power with respect to all shares. Certain of the individuals named and included in the group may be considered to exercise shared voting and investment power with respect to certain of the listed shares held jointly, by family members or other persons, or by corporations or other entities that they may be deemed to control, as follows: Ms. Ames—122,800 shares of Class A Common and 58,300 shares of Class B Common; Mr. Bell— 8,706 shares of Class A Common and 2,462 shares of Class B Common; Mr. F. Holding—504,057 shares of Class A Common and 105,869 shares of Class B Common; Mr. F. Holding, Jr.—5,400 shares of Class A Common and 1,225 shares of Class B Common; Mr. L. Holding—486,172 shares of Class A Common and 106,544 shares of Class B Common; and all individuals included in the group—1,151,300 shares of Class A Common and 277,525 shares of Class B Common. Certain of the individuals named and included in the group disclaim beneficial ownership of the following numbers of listed shares that are held by or for family members or other persons: Mr. Bell—518 shares of Class A Common; Mr. Broadrick—10,000 shares of Class A Common and 2,500 shares of Class B Common; Mr. Fetterman—2,809 shares of Class A Common and 550 shares of Class B Common; Mr. F. Holding—389,053 shares of Class A Common and 549,819 shares of Class B Common; Mr. F. Holding, Jr.—5,500 shares of Class A Common and 650 shares of Class B Common; Mr. L. Holding—196,892 shares of Class A Common and 72,365 shares of Class B Common; Mr. Holt—465 shares of Class A Common; Mr. Ward—3,500 shares of Class A Common and 875 shares of Class B Common; and all individuals included in the group—612,729 shares of Class A Common and 643,677 shares of Class B Common.
(2)	“Percentage of class” reflects the listed shares as a percentage of the total number of outstanding shares of that class of stock. “Percentage of total votes” reflects the aggregate votes represented by the listed shares of both classes as a percentage of the aggregate votes represented by all shares of BancShares’ voting securities. An asterisk indicates less than .01%.
(3)	All listed shares also are shown as beneficially owned by Lewis R. Holding.
(4)	Includes an aggregate of 467,327 shares of Class A Common and 104,644 shares of Class B Common that also are shown as beneficially owned by Lewis R. Holding, and an aggregate of 73,909 shares of Class A Common and 134,484 shares of Class B Common that also are shown as beneficially owned by Frank B. Holding, Jr.
(5)	All listed shares also are shown as beneficially owned by Frank B. Holding.
(6)	Includes an aggregate of 147,929 shares of Class A Common and 60,340 shares of Class B Common that also are shown as beneficially owned by Carmen Holding Ames, and an aggregate of 467,327 shares of Class A Common and 104,644 shares of Class B Common that also are shown as beneficially owned by Frank B. Holding.
(7)	As described above, certain shares are included in the beneficial ownership of each of Carmen Holding Ames, Frank B. Holding, Frank B. Holding, Jr., and Lewis R. Holding, but they are included only once in the shares listed for the group.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required by federal law to file reports with the Securities and Exchange Commission regarding the amounts of and changes in their beneficial ownership of our Class A Common and Class B Common. Based on our review of copies of those reports, our Proxy Statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during previous years. During 2003, reports for three of our executive officers inadvertently were filed after their due dates, including three reports by Lewis R. Holding covering three purchases, five reports by Frank B. Holding covering eight purchases (all by his related interests), and one report by Frank B. Holding, Jr. covering one purchase. Also, our director, Carmen Holding Ames, and the trustees of a trust for Ms. Ames’ benefit that holds more than 10% of our Class B Common, each filed one report after its due date relating to a transfer of shares between the trust and another trust.

PROPOSAL 1:    ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors will consist of not less than five nor more than 30 members and authorize the Board to set and change the actual number of our directors from time to time within those limits. Our directors are elected each year at the Annual Meeting for terms of one year or until their respective successors have been duly elected and qualified. The number of directors currently is set at 22, and our current directors named below have been nominated by our Board of Directors for reelection at the Annual Meeting.

Name and age (1)	Positions with us and the Banks (2)	Year first elected (3)	Principal occupation and business experience
John M. Alexander, Jr. * 54	Director	1990	President, General Manager and Chief Operating Officer, Cardinal International Trucks, Inc. (truck dealer)

Carmen Holding Ames (4)(5) 35	Director	1996	Former assistant, Susan B. Bozeman Interior Designs, Inc. (residential interior design); previously, Office Manager, Interweb, Inc. (website developer), and showroom salesperson, Scalamandré, Inc. (decorative fabrics manufacturing wholesaler)

Victor E. Bell III * 47	Director	2002	Chairman and President, Marjan, Ltd. (real estate investments)

George H. Broadrick (5) 81	Director	1975	Retired; our former President

H. M. Craig III * 47	Director	1998	Vice President and director, Gaston County Dyeing Machine Company (textile machinery manufacturer)

H. Lee Durham, Jr. * (6) 55	Director	2003	Retired; until 2002, Partner, PricewaterhouseCoopers LLP (certified public accounting firm)

Lewis M. Fetterman * 82	Director	1980	Chairman and Chief Executive Officer, Super Soil Systems USA, Inc. (animal waste control); President and owner, LMF Farms (swine production)

Frank B. Holding (4)(5) 75	Executive Vice Chairman	1962	Our executive officer

Frank B. Holding, Jr. (4) 42	President, Chief Administrative Officer, Director	1993	Our executive officer

Lewis R. Holding (4) 76	Chairman and Chief Executive Officer	1957	Our executive officer

Charles B. C. Holt * 71	Director	1995	Director (formerly President and Secretary/Treasurer), Holt Oil Company, Inc. (wholesale petroleum marketer)

James B. Hyler, Jr. 56	Vice Chairman and Chief Operating Officer	1988	Our executive officer

Gale D. Johnson, M.D. * 84	Director	1974	Retired surgeon; Director of Health Affairs, Campbell University

Freeman R. Jones * 77	Director	1974	Retired; President, EFC Corporation (real estate investments)

Lucius S. Jones * 61	Director	1994	President, Chief Executive Officer and owner, United Realty & Construction Company, Inc. (residential development and construction)

Joseph T. Maloney, Jr. * 74	Director	1976	Retired; private investor

Robert T. Newcomb * 43	Director	2002	Chairman and President, Newcomb & Company (mechanical contractors)

Lewis T. Nunnelee II * 78	Director	1979	Chairman, Coastal Beverage Company, Inc. (wholesale distributor)

Name and age (1)	Positions with us and the Banks (2)	Year first elected (3)	Principal occupation and business experience
C. Ronald Scheeler 71	Director	2003	Retired accountant; former managing partner Ernst & Young (public accounting firm)

Ralph K. Shelton * (6) 61	Director	2003	President and Chief Executive Officer; Southeast Fuels Inc. (bulk fuel distributor)

R. C. Soles, Jr. * 69	Director	1995	Attorney; senior partner, Soles, Phipps, Ray & Prince (law firm); Senator, North Carolina State Senate

David L. Ward, Jr. 68	Director	1971	Attorney; senior member, Ward and Smith, P.A. (law firm)

(1)	Asterisks denote individuals who we believe are “independent directors” as that term is defined by the listing standards of The Nasdaq Stock Market.
(2)	Each of our directors also serves as a director of FCB, and Messrs. Alexander, Craig, Durham, F. Holding, Jr., L. Holding, Hyler, Newcomb and Shelton also serve as directors of IronStone.
(3)	“First elected” refers to the year in which each individual first became our director or a director of one of our predecessors or, if before 1982, a director of FCB.
(4)	Ms. Ames is the daughter of Mr. L. Holding and the niece of Mr. F. Holding. Mr. F. Holding, Jr. is the son of Mr. F. Holding and the nephew of Mr. L. Holding. Mr. L. Holding and Mr. F. Holding are brothers. Ms. Hope H. Connell, an executive officer of FCB, is the daughter of Mr. F. Holding, the niece of Mr. L. Holding, and the sister of Mr. F. Holding, Jr.
(5)	Certain of our directors also serve as directors of other publicly held companies. Ms. Ames, Mr. Broadrick, and Mr. F. Holding serve as directors of First Citizens Bancorporation, Inc., Columbia, SC, and Mr. F. Holding serves as a director of Southern BancShares (N.C.), Inc., Mount Olive, NC. Mr. F. Holding, Jr. serves as a director of Piedmont Natural Gas Company, Inc., Charlotte, NC.
(6)	Mr. Durham and Mr. Shelton were appointed as directors by the Board of Directors during 2003.

Our Board of Directors recommends that you vote “FOR” each of the 22 nominees named above. The 22 nominees receiving the highest numbers of votes will be elected.

Director Compensation

Each of our directors serves and is compensated as a director of FCB. FCB’s and our Boards meet jointly, and directors do not receive any additional compensation for their services as our directors. Except as described below, each director (other than executive officers) receives an annual retainer of $12,000 and a fee of $600 for attendance at each Board meeting and at each meeting of a committee held other than in conjunction with a Board meeting. In addition, Mr. Durham, who serves as Chairman of our Audit Committee, receives an annual fee of $25,000 for his services on that Committee. As executive officers, Lewis R. Holding, Frank B. Holding, James B. Hyler, Jr., and Frank B. Holding, Jr. receive no compensation for their services as directors. In addition to the above fees, certain of our directors receive other compensation from FCB as described below.

Since his retirement from active employment during 1987, George H. Broadrick has received payments of $4,778 per month under an agreement with FCB under which he agreed to provide consultation services to, and that he will not “compete” (as defined in the agreement) with, FCB. The agreement expires during 2007.

Charles B. C. Holt, Lucius S. Jones, Joseph T. Maloney, Jr., Victor E. Bell III, and Robert T. Newcomb serve on FCB’s local advisory boards in their respective communities and receive a fee of $125 for attendance at each quarterly advisory board meeting.

Attendance by Directors at Meetings

Board of Directors Meetings.    Our Board of Directors met five times during 2003. Each director attended at least 75% of the aggregate number of those meetings and meetings of any committees on which he served.

Annual Meetings.    Attendance by our directors at Annual Meetings gives directors an opportunity to meet, talk with and hear the concerns of shareholders who attend those meetings, and it gives those shareholders access to our directors that they may not have at any other time during the year. Our Board of Directors recognizes that directors have their own business interests and are not our full-time employees and that it is not always possible for them to attend Annual Meetings. However, our Board’s policy is that attendance by directors at our Annual Meetings is beneficial to us and to our shareholders and that our directors are strongly encouraged to attend each Annual Meeting whenever possible. All of our directors then in office attended our last Annual Meeting which was held during April 2003.

Committees

Our Board of Directors has several standing committees, including an Audit Committee, a Nominating Committee and a Compensation Committee which are described below.

Audit Committee

Function.    The Audit Committee acts under a written charter that was revised and reapproved by our Board of Directors during 2003 and again during January 2004. Under its revised charter, the Committee, among other things, appoints our independent accountants each year and approves the compensation and terms of engagement of our accountants, approves services proposed to be provided by the independent accountants, and monitors and oversees the quality and integrity of our accounting process and systems of internal controls. The Committee reviews various reports by our independent accountants (including its annual report on our audited consolidated financial statements) and reports of examinations by our regulatory agencies, and it oversees our internal audit program. At least quarterly the Committee reviews reports on the work of FCB’s Audit, Corporate Finance and Commercial Credit Administration Departments. FCB’s General Auditor reports directly to the Committee as to all internal audit matters. He reports to FCB’s Chief Operating Officer as to all administrative matters. A copy of the Audit Committee’s revised charter is attached as an Appendix to this Proxy Statement. The Committee met eight times during 2003.

Members.    The current members of the Audit Committee are H. Lee Durham, Jr. (Chairman), John M. Alexander, Jr., H. M. Craig III, and Charles B. C. Holt. We believe that each member of the Committee is an “independent director” as that term is defined by the listing standards of The Nasdaq Stock Market, and our Board of Directors believes that Mr. Durham is an “audit committee financial expert” as that term is defined by rules of the Securities and Exchange Commission.

Audit Committee Report.    Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures, and for the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee oversees and reviews those processes. In connection with the preparation and audit of our consolidated financial statements for 2003, the Audit Committee has:

•	reviewed our audited consolidated financial statements for 2003 and discussed them with management;

•	discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended;

•	received written disclosures and a letter from our independent accountants required by Independence Standards Board Standard No. 1; and

•	discussed the independence of our independent accountants with the accountants.

Based on the above reviews and discussions, the Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our 2003 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

The Audit Committee:

H. Lee Durham, Jr.	John M. Alexander, Jr.	H. M. Craig III	Charles B. C. Holt

Nominations Committee

Function.    During January 2004, our Board of Directors established a Nominations Committee that will act under a written charter approved by the Board. The Board previously did not have a standing nominations committee or any committee serving a similar purpose. Under the Committee’s charter, and among other duties and responsibilities assigned from time to time by the Board, the Committee will, in the future, identify individuals who are qualified to become directors and recommend candidates to the Board for selection as nominees for election as directors at our Annual Meetings and for appointment to fill vacancies on the Board. A copy of the Nominations Committee’s charter is attached as an Appendix to this Proxy Statement. Since it was only recently appointed, the Committee did not meet during 2003 or take any action with respect to nominees for election as directors at this year’s Annual Meeting.

The Committee’s Charter provides that the Committee will consider recommendations of candidates submitted in writing by shareholders and that, in identifying candidates to be recommended to the Board of Directors, the Committee will seek to identify and recommend individuals who have high personal and professional integrity, who demonstrate exceptional ability and judgment, and who, with other members of the Board, will be effective in collectively serving the long-term interests of our shareholders. Candidates also must satisfy applicable requirements of state and federal banking regulators. We intend for the Committee to develop procedures to be followed by shareholders who wish to recommend candidates to the Committee (including deadlines for submitting recommendations and information regarding candidates that shareholder should provide with their recommendations). The Committee also may develop other criteria or minimum qualifications for use in identifying candidates, but it has not yet done so.

Members.    The members of the new Nominations Committee are R. C. Soles, Jr. (Chairman), Joseph T. Maloney, Jr. and Robert T. Newcomb. We believe that each member of the Committee is an “independent director” as that term is defined by the listing standards of The Nasdaq Stock Market.

Compensation Committee

Function.    Our executive officers serve as officers and employees of and are compensated by the Banks, and they receive no separate compensation from us. For that reason, in the past our Board of Directors has not had a compensation committee. Compensation matters relating to FCB’s executive officers have been handled primarily by FCB’s Board of Directors and the Compensation Committee of that Board, and compensation matters relating to IronStone’s executive officers have been handled primarily by its Board. FCB’s Compensation Committee met twice during 2003.

During January 2004, FCB’s and our Boards of Directors established a new, joint Compensation Committee that will act under a written charter approved by both Boards. Under the Committee’s charter, and among other duties and responsibilities assigned from time to time by the Boards, the Committee will, in the future, make recommendations to FCB’s, IronStone’s and our Boards of Directors with respect to the compensation paid or provided to our Chief Executive Officer and to other persons considered to be our executive officers. The Committee will assume the duties and responsibilities of FCB’s previous committee with respect to FCB’s overall compensation program. After receipt of recommendations from the Committee, the Boards of Directors will make all final decisions regarding executive compensation matters. Since it was only recently established, the new Committee did not meet or take any action during 2003.

Members.    The members of the new Compensation Committee are Freeman R. Jones (Chairman), Lewis M. Fetterman, and Lewis T. Nunnelee II. The same members served as the members of FCB’s separate Committee during 2003. We believe that each of those individuals is an “independent director” as that term is defined by the listing standards of The Nasdaq Stock Market.

Report on Executive Compensation.    FCB’s goal is to provide compensation that will enable it to attract and retain qualified and motivated individuals as executive officers. Currently, FCB’s executive compensation program includes base salary, discretionary bonuses based upon merit, and contributions to the individual accounts of all participating employees (including executive officers) under FCB’s Section 401(k) salary deferral plan. However, FCB also provides retirement and other employee benefit and welfare plans customary for companies of its size.

For 2003, FCB’s Compensation Committee made recommendations to FCB’s Board of Directors, and that Board made final decisions, regarding the amounts of the 2003 salaries of Lewis R. Holding, Frank B. Holding, James B. Hyler, Jr., and Frank B. Holding, Jr., and the maximum aggregate amount for 2003 merit increases in the salaries of

FCB’s other officers and employees. With respect to the above executive officers, the Committee’s recommendations were based on its evaluation of their individual levels of responsibility and performance and, in the case of Lewis R. Holding, his current leadership, direction, and historical importance in the development and growth of FCB. With respect to the salaries of other executive officers, the Vice Chairman, with the consent of the Chairman, was directed by the Board to set 2003 salaries on an individual merit basis. The performance of individual executive officers and FCB’s financial performance were considered by the Committee in connection with the setting of compensation for 2003. However, that process largely is subjective and there are no specific formulae, objective criteria or other such mechanisms by which the salary or other compensation of executive officers (including the executive officers named above) is tied empirically to their individual performance or to FCB’s financial performance. The amounts of contributions to the separate accounts of executive officers under FCB’s 401(k) plan were determined solely by the terms of that plan.

FCB’s Compensation Committee:

Lewis M. Fetterman	Freeman R. Jones	Lewis T. Nunnelee II

Executive Officers

We consider the Banks’ and our officers who are listed below to be our executive officers.

Name and age	Positions with us and/or our Subsidiary
Lewis R. Holding 76	FCB’s and our Chairman and Chief Executive Officer

Frank B. Holding 75	FCB’s and our Executive Vice Chairman

James B. Hyler, Jr. 56	FCB’s and our Vice Chairman and Chief Operating Officer

Frank B. Holding, Jr. 42	FCB’s and our President and Chief Administrative Officer

Kenneth A. Black 51	Our Vice President, Treasurer and Chief Financial Officer; FCB’s Executive Vice President, Treasurer and Chief Financial Officer

Alexander G. MacFadyen, Jr. 62	Our Secretary; FCB’s Group Vice President and Secretary

James F. Pope 54	IronStone Bank’s President and Chief Operating Officer

James M. Parker 61	IronStone Bank—West’s President

Hope Holding Connell 41	FCB’s Executive Vice President and Business Banking Segment Manager

Joseph A. Cooper, Jr. 50	FCB’s Executive Vice President and Technology and Operations Executive

Lou J. Davis 51	FCB’s Executive Vice President and Chief Human Resources Officer

Wayne D. Duncan 62	FCB’s Executive Vice President (Retail Lending)

William C. Orr 61	FCB’s Executive Vice President and Chief Credit Officer (Commercial Credit Administration)

Allen D. Smith, Jr. 46	FCB’s Executive Vice President and Wealth Management Segment Manager

Jeffery L. Ward 43	FCB’s Executive Vice President and Personal Banking Segment Manager

Executive Compensation

Cash Compensation.    The following table shows cash and certain other compensation paid to or deferred by our named executive officers for the years indicated. Our executive officers are compensated by the Banks for their services as their officers, and they receive no separate salaries or other cash compensation from us for their services as our officers.

SUMMARY COMPENSATION TABLE

Annual compensation
Name and principal position	Year	Salary (1)		Bonus	Other annual Compensation		All other compensation (4)
Lewis R. Holding Chairman and Chief Executive Officer	2003 2002 2001	$751,551 716,550 691,740		$ -0- 200,000 -0-	$60,275 63,318 (3)	(3) (3)	$9,000 9,000 7,650

Frank B. Holding Executive Vice Chairman	2003 2002 2001	751,551 716,550 691,740	(2) (2) (2)	-0- -0- -0-	(3) (3) (3)		9,000 9,000 7,650

James B. Hyler, Jr. Vice Chairman and Chief Operating Officer	2003 2002 2001	624,695 579,600 552,152		-0- -0- -0-	(3) (3) (3)		9,000 9,000 7,650

Frank B. Holding, Jr. President and Chief Administrative Officer	2003 2002 2001	333,061 323,421 306,838		-0- -0- -0-	(3) (3) (3)		9,000 9,000 7,650

James M. Parker President, IronStone Bank—West	2003 2002 2001	319,387 293,179 249,511		30,000 44,883 -0-	(3) (3) (3)		9,000 7,969 7,650

(1)	Includes amounts of salary deferred at each officer’s election under our Section 401(k) plan.
(2)	FCB is reimbursed for portions of Mr. F. Holding’s salary by First Citizens Bank and Trust Company, Inc., Columbia, South Carolina, and Southern Bank and Trust Company, Mount Olive, North Carolina, pursuant to separate agreements between FCB and those entities. (See “Transactions with Related Parties.”)
(3)	In addition to compensation paid in cash, the Banks’ and our executive officers receive various personal benefits. Except in the case of Mr. L. Holding, the value of those non-cash benefits received each year by each named officer did not exceed the lesser of $50,000 or 10% of his cash compensation for that year. The 2003 amount shown for Mr. L. Holding includes portions of the salaries and benefits of staff personnel that we attribute to their services related to Mr. Holding’s personal business ($33,066), the rental value of warehouse space owned by FCB that was used by Mr. Holding ($12,000), and other miscellaneous items ($15,209).
(4)	The 2003 amounts consist entirely of matching contributions on behalf of each named officer under our Section 401(k) plan.

Pension Plan.    The following table shows, for various numbers of years of service and levels of compensation, the estimated benefits payable to a participant at normal retirement age under our qualified defined benefit pension plan (the “Pension Plan”) based on federal tax laws currently in effect.

Final Average Compensation	Years of Service
	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$100,000	$15,492	$23,237	$30,983	$38,729	$46,475	$54,220	$60,220
125,000	20,117	30,175	40,233	50,291	60,350	70,408	77,908
150,000	24,742	37,112	49,483	61,854	74,225	86,595	95,595
175,000	29,367	44,050	58,733	73,416	88,100	102,783	113,283
200,000	30,292	45,437	60,583	75,729	90,875	106,020	116,820
225,000	30,292	45,437	60,583	75,729	90,875	106,020	116,820
250,000	30,292	45,437	60,583	75,729	90,875	106,020	116,820
300,000	30,292	45,437	60,583	75,729	90,875	106,020	116,820
350,000	30,292	45,437	60,583	75,729	90,875	106,020	116,820

Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. Those benefits will be actuarially increased or decreased if benefit payments begin after or before age 65. A participant’s annual compensation covered by the Pension Plan includes base salary, overtime and regular bonuses. A participant’s benefits are based on his or her years of service and “final average compensation,” which is the participant’s highest average covered compensation for any five consecutive years during his or her last ten complete calendar years as a Pension Plan participant. However, under current tax laws, $205,000 is the maximum amount of annual compensation for 2004 that can be included for purposes of calculating a participant’s final average compensation, and the maximum annual benefit that may be paid to a retiring participant generally is $165,000. In the case of participants who begin receiving benefits before or after age 65, the maximum permitted benefit amount is actuarially adjusted. The maximum years of credited service that may be counted in calculating benefits under the Pension Plan is 40 years.

The credited years of service and final average compensation, respectively, as of January 1, 2004, for each of the executive officers named in the Summary Compensation Table above are as follows: Mr. L. Holding—40 years and $219,224; Mr. F. Holding—40 years and $219,224; Mr. Hyler—24 years and $180,000; Mr. F. Holding, Jr.—20 years and $180,000; and Mr. Parker—37 years and $180,000. Mr. L. Holding and Mr. F. Holding each remain actively employed by FCB. However, because they each beneficially own more than 5% of our voting securities, federal law required that they begin receiving distributions from the Pension Plan and our Section 401(k) plan after they reached age 70½.

Post-Retirement Consulting Agreements.    FCB and IronStone each is party to separate agreements with certain of its senior officers under which it has agreed to make monthly payments to the officers for a period of ten years following their retirement at age 65 or at another age agreed upon between it and an officer. In return for those payments, each officer has agreed to provide limited consultation services to, and not to “compete” (as defined in the agreements) against, FCB or IronStone during the payment period. If an officer dies prior to retirement, or during the payment period following retirement, the payments due under his or her agreement will be paid to the officer’s designated beneficiary or estate. The amounts of monthly payments provided for in the agreements currently in effect between FCB or IronStone and each of the executive officers named in the Summary Compensation Table above are as follows: Mr. L. Holding— $27,904; Mr. F. Holding—$27,904; Mr. Hyler, Jr.—$22,155; Mr. F. Holding, Jr.—$12,366; and Mr. Parker—$11,497. None of those officers have begun receiving payments under their agreements.

Performance Graph

The following line graphs compare the cumulative total shareholder return (the “CTSR”) on our Class A Common during the previous five years with the CTSR over the same measurement period of the Nasdaq-U.S. index and the Nasdaq Banks index. Each line graph assumes that $100 was invested on December 31, 1998, and that dividends were reinvested in additional shares.

Comparison of Five-Year Cumulative Total Shareholder Return among our Class A Common, the Nasdaq-US Index, and the Nasdaq Banks Index

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
< Our Class A Common	100	79	92	112	112	140
☐ Nasdaq Banks Index	100	96	110	119	122	157
● Nasdaq-US Index	100	185	112	89	61	92

Transactions with Related Parties

FCB and IronStone have had, and expect to have in the future, banking transactions in the ordinary course of their business with certain of their and our current directors, nominees for director, executive officers, principal shareholders, and their associates. All loans included in those transactions during 2003 were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features.

FCB is party to separate contracts (the “Services Contracts”) with First Citizens Bank and Trust Company, Inc., Columbia, South Carolina (“FCB/SC”), Southern Bank and Trust Company, Mount Olive, North Carolina (“Southern”), The Fidelity Bank, Fuquay-Varina, North Carolina (“Fidelity”), and The Heritage Bank, Lucama, North Carolina (“Heritage”). Under the Services Contracts, FCB provides to each of those banks and their parent holding companies various services, including data and item processing services, securities portfolio management services, courier services, management consulting services (including, in the case of FCB/SC and Southern, the services of Frank B. Holding as director), and services as trustee for each bank’s pension plan and Section 401(k) plan. Aggregate fees billed by FCB for all those services during 2003 totaled approximately $12,250,000 for FCB/SC, $3,636,000 for Southern, $3,684,000 for Fidelity, and $859,000 for Heritage. Those affiliated banks also purchase supplies, forms and equipment through FCB. Of the amounts billed to FCB/SC and Southern for services, $112,463 and $93,538, respectively, represented reimbursement to FCB for a portion of Mr. F. Holding’s salary paid by FCB. Mr. F. Holding receives no salary, directors’ fees, or other compensation directly from FCB/SC or Southern for the services he renders to them. Mr. F. Holding and Lewis R. Holding, who are our directors, executive officers, and principal shareholders, also are principal shareholders of the parent holding companies of FCB/SC, Southern and Fidelity, and Mr. F. Holding also is a principal shareholder of Heritage.

During 2003, FCB sold the assets (including premises and loans) of four of its branch offices to Fidelity. The total amount of assets transferred was approximately $33,415,312. In connection with the transaction Fidelity assumed approximately $114,727,498 in deposit liabilities associated with the branch offices, and it paid a deposit premium to FCB of approximately $7,589,646.

David L. Ward, Jr., one of our directors, is the senior member of Ward and Smith, P.A., the law firm that serves as our General Counsel and provides legal services to us, FCB and IronStone. An aggregate of $4,925,256 was paid to that firm for its services during 2003, and the firm will continue to provide legal services to us during 2004.

Robert T. Newcomb, one of our directors, is President of Newcomb and Company, a mechanical contracting firm. During 2003, that firm provided services as a subcontractor in connection with the construction or renovation of, or other services related to, certain of FCB’s banking offices. The aggregate amount received by Mr. Newcomb’s company for those services was $81,588.

INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

KPMG LLP served as our independent accountants for 2003. Representatives of KPMG LLP are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so.

Our Audit Committee’s charter gives it the responsibility and authority to select and appoint our independent accountants and to approve the compensation and terms of the engagement of our accountants. The Committee has appointed KPMG LLP to serve as our independent accountants again for 2004.

Services and Fees During 2002 and 2003

As our independent accountants for 2002 and 2003, KPMG LLP provided various audit and other services for which we and our subsidiaries were billed for fees as further described below. Except as described below, under its current procedures our Audit Committee pre-approves all audit services and other services provided by our accountants. Since it is difficult to determine in advance the exact nature and extent of the tax services or advice we will need during the year, the Committee authorizes our management to obtain tax services from our accountants during the year up to specified maximum amounts of fees set by the Committee by category of service. Requests for advice in addition to those amounts require further Committee approval. The entire Audit Committee generally participates in the pre-approval of services. However, in the case of proposals that arise during the year to obtain services from our accountants beyond what has been pre-approved by the Committee, the Committee delegates authority to its Chairman to approve those additional services on behalf of the Committee. Any such action by the Chairman is to be communicated to the full Committee at its next regularly scheduled meeting.

Our Audit Committee has considered whether KPMG LLP’s provision of non-audit services is compatible with maintaining its independence. The Committee believes that those services do not affect KPMG LLP’s independence.

Audit Fees.    For 2002 and 2003, KPMG LLP audited our consolidated financial statements included in our Annual Reports on Form 10-K, reviewed the condensed interim financial statements included in our Quarterly Reports on Form 10-Q, and provided various other audit services. The aggregate amounts of fees billed to us for these services were $380,000 for 2002 and $450,750 for 2003.

Audit-Related Fees.    During 2002 and 2003, we paid KPMG LLP $258,000 and $269,000, respectively, for audit-related services consisting of audits of employee benefit plans and collective investment funds and third-party review reports.

Tax Fees.    During 2002 and 2003, we paid KPMG LLP $35,585 and $43,600, respectively, for reviews of our tax returns and consultations regarding general tax matters.

All Other Fees.    During 2002 and 2003, KPMG LLP provided no services other than those listed above.

PROPOSALS FOR 2005 ANNUAL MEETING

Any proposal of a shareholder that is intended to be presented for action at our 2005 Annual Meeting must be received by us in writing at our main office in Raleigh, North Carolina, no later than November 22, 2004, to be considered timely received for inclusion in the Proxy Statement and form of appointment of proxy that we will distribute in connection with that meeting. In order to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of our stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Under our Bylaws, written notice of a shareholder proposal intended to be presented at our 2005 Annual Meeting but which is not intended to be included in our Proxy Statement and form of appointment of proxy, or of a shareholder’s intent to nominate a person for election as a director at our 2005 Annual Meeting, must be received by us at our main office in Raleigh, North Carolina, no earlier than December 22, 2004, and no later than February 5, 2005, in order for that proposal or nomination to be brought before that Annual Meeting. The same notice requirements apply in the case of a shareholder proposal other than a nomination in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at our 2005 Annual Meeting. However, if, following our 2004 Annual Meeting, our Board of Directors increases the number of our directors, thereby creating an unfilled vacancy that will be filled at our 2005 Annual Meeting, and if there is no public announcement naming the nominee to fill the vacancy at least 100 days prior to the first anniversary of our 2004 Annual Meeting, then a shareholder’s written notice of a nomination to fill the vacancy will be treated as timely if it is received by us not later than the close of business on the tenth day following the day on which our public notice actually is given. To be effective, notices of shareholder proposals or nominations are required to contain certain information specified in our Bylaws. Shareholder proposals or nominations not made as provided in our Bylaws will not be considered at Annual Meetings.

ADDITIONAL INFORMATION

Communications with Our Board

Our Board of Directors encourages our shareholders to communicate with it regarding their concerns, complaints and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors. You may address and mail your communication to our Corporate Secretary at:

First-Citizens Bank & Trust Company

c/o Alex G. MacFadyen, Jr., Secretary

Post Office Box 27131 (Mail Code CTW26)

Raleigh, N.C. 27611

You also may send them by email to fcbdirectors@firstcitizens.com. You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and forwarded on to the intended recipients. Communications that involve specific complaints from a customer of one of the Bank’s relating to a deposit, loan or other financial relationship or transaction also will be forwarded to the head of the department or division that is most closely associated with the subject of the complaint.

Annual Report on Form 10-K

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and we file reports and other information, including proxy statements, annual reports, and quarterly reports, with the Securities and Exchange Commission. FCB’s Internet website (www.firstcitizens.com) contains a link to the Securities and Exchange Commission’s website (www.sec.gov) where you may obtain copies of our reports free of charge after they have been filed.

A copy of our 2003 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, accompanies this Proxy Statement.

Appendix A

FIRST CITIZENS BANCSHARES, INC.

FIRST-CITIZENS BANK & TRUST COMPANY

IRONSTONE BANK

FIRST CITIZENS BANK, NATIONAL ASSOCIATION

CHARTER OF THE AUDIT COMMITTEE OF THE BOARDS OF DIRECTORS

January 26, 2004

PURPOSE

The Audit Committee of the Board of Directors of First Citizens BancShares, Inc. (“FCBS”) and First-Citizens Bank & Trust Company (“FCBT”), and of their respective subsidiaries, IronStone Bank (“IronStone”) and First Citizens Bank, National Association (“FCBNA”) (the “Audit Committee”), shall be appointed jointly by the Boards of Directors of FCBS and FCBT to assist the Boards of Directors of FCBS, FCBT, IronStone and FCBNA (collectively, the “Companies”) in fulfilling their oversight responsibilities and to perform the duties of an independent Audit Committee of each of the Companies.

LIMITATION

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to ensure that the Companies’ financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Each member of the Audit Committee shall be entitled to rely on the advice, expertise and integrity of those persons and organizations within and outside the Companies that provide information to the Audit Committee and the accuracy and completeness of the financial and other information provided to the Audit Committee by such persons or organizations, absent actual knowledge that such reliance is not reasonable or warranted.

AUTHORITY

The Audit Committee shall have the authority to:

•	Employ, discharge, compensate, and oversee the work of independent auditors selected by the Audit Committee to conduct the annual audit of FCBS’ consolidated financial statements. This independent audit firm shall report directly to the Audit Committee.

•	Resolve any disagreements between management and the independent auditors regarding financial reporting or any other matter.

•	Retain, at its discretion and without management or the Board’s prior permission, independent counsel, accountants, or others to advise the Audit Committee or assist it in carrying out its duties, and to direct the Companies to pay reasonable compensation for such services at the Companies’ expense.

•	Seek any information it requires from employees - all of whom are directed to cooperate with the Audit Committee’s requests - or external parties.

•	Meet with company officers, independent auditors, or outside counsel, as necessary.

To the extent not inconsistent with other sections of this Charter or applicable laws or regulations, the Audit Committee may delegate authority to subcommittees or individual members.

COMPOSITION

The Audit Committee shall consist of at least three and no more than seven members of the Board. Each member of the Audit Committee shall (i) be an “independent director” of FCBS under regulations of the Securities and Exchange Commission and the listing requirements of The Nasdaq Stock Market (except to the extent otherwise permitted by those regulations or requirements), and (ii) be able to read and understand fundamental financial statements. No person shall be appointed as an Audit Committee member if he or she owns or controls 20% or more of FCBS’ voting securities.

The Boards of FCBS and FCBT shall appoint Audit Committee members and the Audit Committee Chair for terms of one year or until their successors shall be elected, whichever is longer; provided, however, that the term of an Audit Committee member shall end upon his or her death or resignation, the termination of the member’s service as a director of FCBS, or the occurrence of any event that causes the member to no longer qualify to serve as a Director of FCBS or to be eligible to continue as a member of the Audit Committee. The Board, in its discretion, may designate an Audit Committee member as an “audit committee financial expert.” The audit committee financial expert is an Audit Committee member who has the experience and knowledge that, in the judgment of the Board, qualifies him or her to be so designated under the regulations of the Securities and Exchange Commission. At least two members of the Audit Committee shall have banking or related financial management expertise sufficient to comply with applicable regulations of the Federal Deposit Insurance Corporation.

MEETINGS

The Audit Committee shall meet at least four times per year, and it shall have the authority to convene additional meetings, as circumstances require. It shall meet separately and independently, on a periodic basis, with management and with the Companies’ General Counsel, internal auditors and independent auditors. It shall also meet periodically in executive session. Appropriate briefing materials shall be prepared and provided in advance to members. Minutes of all meetings shall be prepared and maintained.

RESPONSIBILITIES

The Audit Committee shall carry out the following duties and responsibilities:

General

•	Monitor the integrity of the financial reporting process and systems of internal controls of the Companies regarding finance, accounting, and legal compliance.

•	Monitor and oversee the independence and performance of the independent auditors.

•	Review the internal Audit Department and set the Audit Plan for each year. The senior internal audit executive (the “General Auditor”) shall report for substantive purposes to the Audit Committee.

•	Pre-approve all audit and permitted non-audit services performed by the Companies’ independent auditors in accordance with approval policies and procedures adopted by the Audit Committee from time to time.

•	Provide for free and open communication among the independent auditors, management, the internal Audit Department, and the Board.

•	Monitor the Companies’ compliance with applicable banking laws and regulations regarding safety and soundness.

•	Exercise independent judgment in carrying out its responsibilities.

Financial Statements

•	Review and discuss with management and the independent auditors significant accounting and reporting issues, including:

è	All critical accounting policies and practices to be used;

è	All alternative treatments of financial information with generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

è	Other written material communications between the independent auditors and management.

•	Review and discuss analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•	Review and discuss FCBS’ annual audited and quarterly unaudited financial statements with management and the independent auditors.

•	Review and discuss disclosures made by CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

•	Review and discuss quarterly earnings press releases.

•	In connection with the annual audit of FCBS’ consolidated financial statements and the filing of its Form 10-K:

è	Discuss with the independent auditors the matters required to be discussed by SAS 61;

è	Receive written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and discuss the independence of the independent auditors with them;

è	Based on its review of FCBS’ consolidated financial statements with management and the independent auditors and the additional discussions described above, recommend to FCBS’ Board of Directors whether the financial statements be included in the Form 10-K.

Internal Control

•	Review, discuss and evaluate with management:

è	The Companies’ internal control structure and procedures for financial reporting.

è	All significant deficiencies in the design or operation of internal controls which could adversely affect the Companies’ ability to record, process, summarize and report financial data, and any material weaknesses in internal controls, disclosed by management to the Audit Committee or the Companies’ independent auditors.

è	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Companies’ internal controls.

Internal Audit

•	Review with the General Auditor the plans, activities, staffing, and organizational structure of the internal Audit Department.

•	Ensure there are no unjustified restrictions or limitations on the internal audit function.

•	Review the effectiveness of the internal audit function.

•	Review and discuss significant findings that have been reported to management and the progress of the related corrective action plans.

•	On a regular basis, meet separately with the General Auditor to discuss any matters that the Audit Committee or the General Auditor believes should be discussed privately.

•	Executive management shall provide administrative oversight of the internal audit function after consultation and input from the Audit Committee, including:

è	Appointing, evaluating, and replacing the General Auditor;

è	Setting the Audit Department’s annual budget; and

è	Establishing the person to whom the General Auditor reports administratively.

Independent Audits

•	Review the performance of the independent auditors.

•	Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

•	Recommend to the Board clear hiring policies for employees or former employees of the independent auditors, which guidelines shall comply with the requirements of applicable law and regulation.

•	Discuss with the national office of the independent auditors issues on which they were consulted by the Companies’ audit team as well as matters relating to the Companies’ audit quality and consistency.

•	Resolve disagreements between management and the independent auditors regarding financial reporting.

Compliance

•	Establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Companies regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Companies of concerns regarding questionable accounting or auditing matters.

•	Review the findings of any examinations by regulatory agencies and any observations by the examining agency.

•	On at least an annual basis, review with the counsel of the Companies any legal matters that could have a significant impact on the organization’s financial statements, compliance with applicable laws and regulations, as well as inquiries received from regulators or governmental agencies.

Reporting Responsibilities

•	Prepare an annual report to the Board and the shareholders that shall describe the Committee’s composition, responsibilities, how those responsibilities are discharged, and report its findings.

•	Review any other reports of the Companies that relate to Audit Committee responsibilities.

Other Responsibilities

•	Perform other activities related to this charter as requested by the Board.

•	Institute and oversee special investigations as needed.

•	Review and assess the adequacy of the Audit Committee charter annually, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

•	Confirm annually to the Board that all responsibilities outlined in this charter have been carried out.

Appendix B

FIRST CITIZENS BANCSHARES, INC.

CHARTER OF THE

NOMINATIONS COMMITTEE

As approved by the Board of Directors on January 26, 2004

This Charter sets forth the composition, authority, duties and responsibilities of the Nominations Committee of the Board of Directors of First Citizens BancShares, Inc. (the “Corporation”).

Purpose

The Nominations Committee (the “Committee”) is established as a committee of the Corporation’s Board of Directors generally to identify and make recommendations to the Board regarding candidates for service as directors and members of committees of the Corporation and its two subsidiaries, First-Citizens Bank & Trust Company (the “Bank”) and IronStone Bank (“IronStone”). The Committee will have such other duties and responsibilities as are described in this Charter or as are assigned to it from time to time by the Board of Directors.

Composition and Appointment

The Committee will be comprised of not less than three members who will be appointed annually by the Board of Directors. Members of the Committee will serve at the pleasure of, and may be removed at any time by, the Board of Directors. The Board will appoint one of the members of the Committee to serve as Committee Chairman. Except to the extent otherwise permitted by the listing standards of The Nasdaq Stock Market, each member of the Committee must be a director of the Corporation who is “independent” as that term is defined in those listing standards. Members of the Committee also must satisfy any other requirements of Nasdaq or the Securities and Exchange Commission that from time to time apply to the Corporation’s Nominations Committee.

Committee Meetings

The Committee will meet as often as its members consider necessary in order to carry out the Committee’s responsibilities. Dates, times and locations of meetings will be determined by the Committee or by its Chairman. A majority of the number of regular members then serving on the Committee will constitute a quorum. The Committee itself will determine who, if anyone, other than Committee members may be present during its deliberations or voting on any matter. The Committee will keep minutes of its meetings and, following each Committee meeting, the Chairman will make a report to the Board of Directors at its next scheduled meeting regarding the deliberations of or actions taken by the Committee.

Responsibilities

The Committee will:

•	identify individuals who are qualified to become directors of the Corporation, the Bank and IronStone;

•	recommend candidates to the Corporation’s Board of Directors each year for selection as nominees for election as directors of the Corporation at annual meetings of the Corporation’s shareholders;

•	recommend candidates to the Corporation’s Board of Directors from time to time for selection as nominees for appointment to fill vacancies on the Board of Directors;

•	recommend candidates to the Corporation’s Board of Directors from time to time for election by it as directors of the Bank and IronStone;

•	make recommendations to the Corporation’s, the Bank’s and IronStone’s Boards of Directors each year or from time to time regarding their appointment of members of committees of the Boards of Directors;

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•	make recommendations to the Corporation’s Board of Directors from time to time regarding the size and composition of the Corporation’s, the Bank’s and IronStone’s Boards and Board Committees; and

•	undertake other specific duties and responsibilities within the scope of its primary functions outlined above as the Committee or Board of Directors may from time to time determine.

In identifying candidates to be recommended to the Corporation’s Board of Directors for selection as nominees or for appointment to fill vacancies, the Committee will seek to identify and recommend individuals who have high personal and professional integrity, who demonstrate exceptional ability and judgment, and who, in conjunction with other members of the Boards of Directors, will be effective in collectively serving the long-term interests of the Corporation’s shareholders. Candidates recommended by the Committee must satisfy applicable requirements of state and federal banking regulators pertaining to qualifications to serve as directors of the Corporation, the Bank and/or IronStone, and, in performing its duties, the Committee may develop other criteria or lists of minimum qualifications for use in its identification of individuals to be recommended or selected for consideration as directors (including, without limitation, independence, business experience relevant to the needs of the Corporation and its subsidiaries, leadership qualities, diversity, and special ability to represent shareholders). Any such criteria will be subject to the review and approval of the Board of Directors.

In identifying candidates to be recommended to the Board of Directors for selection as nominees for election as directors of the Corporation or for appointment to fill vacancies on the Corporation’s Board, the Committee will consider individuals recommended by shareholders. The Committee may develop procedures to be followed in connection with shareholder recommendations (including without limitation deadlines for receipt of recommendations in connection with annual meetings, required information to be provided regarding a candidate, required consents of candidates to be considered by the Committee, and the treatment of previously recommended individuals). Any such procedures will be subject to the review and approval of the Board of Directors.

After receipt of recommendations from the Committee regarding candidates for election or appointment as directors of the Corporation, the Bank or IronStone, the Corporation’s Board of Directors will make all final decisions regarding the nomination or appointment of those persons.

Authority

The Committee is authorized to perform each of its duties and responsibilities listed in this Charter. If it considers it appropriate, the Committee may delegate any of its responsibilities to a subcommittee, provided that any such subcommittee is composed entirely of “independent” directors. In discharging its responsibilities, the Committee is authorized to retain outside counsel or other consultants (including a search firm) in accordance with procedures established by the Committee, and it has the authority to approve all terms of the engagement of those consultants, including their fees or other compensation.

In performing its duties under this Charter, the Committee may conduct such investigation and request and consider such information (from management or otherwise) as it shall consider necessary, relevant or helpful in its deliberations and the formulation of its recommendations. In connection with any such investigation, the Committee may rely on information provided to it by management without any further verification. However, whenever the Committee takes an action, it will exercise its independent judgment on an informed basis and in a manner it considers to be in the best interests of the Corporation and its shareholders.

Annual Assessment of Adequacy of Policy

The Committee will, on an annual basis, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

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March 22, 2004

Dear Shareholder:

I am pleased to present First Citizens BancShares’ 2004 Proxy Statement and the 2003 Annual Report.

In the enclosed materials, you’ll learn about our major accomplishments and strategic objectives in 2003:

•	Despite a historic low interest rate environment, our financial position in 2003 reflected our disciplined approach to balance sheet liquidity and focus on strong asset quality.

•	We continued building our IronStone Bank franchise, opening new offices in Arizona and California and announcing new markets in Colorado and New Mexico. In 2004, we received regulatory approval to expand into Oregon, and we filed an application for entry into Washington.

•	Our growing geographic reach across the United States prompted our decision to change the Atlantic States Bank subsidiary name in Georgia and Florida to IronStone Bank. You’ll learn more about the name change on the other side of this statement.

•	We strengthened our business offerings through a new subsidiary, acquisitions and expanded delivery channels.

•	And we continued to integrate and strengthen retail, business and wealth management services to heighten our competitive advantage.

At First Citizens, we are excited about the future. Our strategic objectives, strong balance sheet and investments in technology and expansion strongly position us for greater success in attracting and retaining customers across our expanding franchise.

Sincerely,

Lewis R. Holding

Chairman of the Board

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I (We) direct that the shares represented by this appointment of proxy be voted as instructed on the reverse side of this card. In the absence of any instruction, those shares may be voted by the Proxies “FOR” the election of each nominee named in Proposal 1. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve for any reason as a director, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with BancShares’ Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Dated:                                                                       , 2004

Signature

Signature (if held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: To ensure that your shares are represented and that a quorum is present at the Annual Meeting, please send in your appointment of proxy whether or not you plan to attend.

We’ve chosen a new name.

Atlantic States Bank, our subsidiary in Georgia and Florida, is now IronStone Bank. The IronStone name reflects our straightforward, rock-solid approach to banking and conveys the traditional values for which we’re known — our strength, durability and reliability. We’re confident the name will serve our Atlantic States franchise well.

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FIRST CITIZENS BANCSHARES, INC.

Post Office Box 27131

Raleigh, North Carolina 27611-7131

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints George H. Broadrick, Lewis R. Holding, Frank B. Holding, James B. Hyler, Jr., Frank B. Holding, Jr., Lewis T. Nunnelee II, and David L. Ward, Jr. (the “Proxies”), or any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all outstanding shares of the Class A Common Stock and/or Class B Common Stock of First Citizens BancShares, Inc. (“BancShares”) held of record by the undersigned on March 11, 2004, at the Annual Meeting of BancShares’ shareholders (the “Annual Meeting”) to be held at the main office of First-Citizens Bank & Trust Company located at 239 Fayetteville Street Mall, Raleigh, North Carolina, at 1:00 p.m. on Monday, April 26, 2004, and at any adjournments of the Annual Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1. ELECTION OF DIRECTORS: Election of 22 directors for one-year terms.	☐ FOR all nominees listed below (except as indicated otherwise below)	☐ WITHHOLD authority to vote for all nominees listed below

Nominees:	John M. Alexander, Jr., Carmen Holding Ames, Victor E. Bell III, George H. Broadrick, H. M. Craig III, H. Lee Durham, Jr., Lewis M. Fetterman, Frank B. Holding, Frank B. Holding, Jr., Lewis R. Holding, Charles B. C. Holt, James B. Hyler, Jr., Gale D. Johnson, M.D., Freeman R. Jones, Lucius S. Jones, Joseph T. Maloney, Jr., Robert T. Newcomb, Lewis T. Nunnelee II, C. Ronald Scheeler, Ralph K. Shelton, R. C. Soles, Jr., David L. Ward, Jr.

Instruction: To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) on the line below.

2.	OTHER BUSINESS: On any other matters properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including adjournments, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND

RETURN IT TO BANCSHARES IN THE ENVELOPE PROVIDED.